LIMITED POWER OF ATTORNEY FOR SECTION 13 AND SECTION 16 FILINGS

	I, Judith Starkey, do hereby make, constitute and appoint each of Jack W. Kennedy Jr., Nicholas A. Meeks, and Michael W. Halloran, and each of them acting individually, my true and lawful attorneys for the purposes hereinafter set forth, effective as of this 24th day of September, 2014.

	References in this limited power of attorney to "my Attorney" are to each of the persons named above and to the person or persons substituted hereunder pursuant to the power of substitution granted herein.

	I hereby grant to my Attorney, for me and in my name, place and stead, the power:

1.	To execute for and on my behalf, in my capacity as a stockholder of
Streamline Health Solutions, Inc., a Delaware corporation (the "Company"),
Schedule 13D and Schedule 13G, and all and any amendments thereto, in accordance with Section 13 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "Exchange Act");

2.	To execute for and on my behalf, in my capacity as an officer, director or stockholder of the Company, Form ID, Form 3, Form 4, and Form 5, and all and any amendments thereto, in accordance with Section 16(a) of the Exchange Act;

3.	To do and perform any and all acts for and on my behalf that may be necessary or desirable to complete and execute any such Schedule 13D, Schedule 13G, Form
ID, Form 3, Form 4 and Form 5 or any amendment thereto, and to timely file such schedule, form or amendment thereto with the United States Securities and
Exchange Commission (the "SEC") and any stock exchange or similar authority; and

4.	To take any other action of any type whatsoever that, in the opinion of my
Attorney, may be necessary or desirable in connection with the foregoing grant of authority, it being understood that the documents executed by my Attorney pursuant to this limited power of attorney shall be in such form and shall contain such terms and conditions as my Attorney may approve.

I hereby grant to my Attorney full power and authority to do and to perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that my Attorney shall lawfully do or cause to be done by virtue of this limited power of attorney and the rights and powers herein granted. I acknowledge and agree that neither my Attorney nor the Company is assuming any of my responsibilities to comply with the Exchange Act.

This limited power of attorney shall remain in full force and effect until I am no longer required to file any of Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 with respect to my holdings of, and transactions in, securities of the Company, unless earlier revoked by me in a signed writing delivered to each of my Attorneys and substitutes therefor, if any. This limited power of attorney may be filed with the SEC as a confirming statement of the authority granted herein.

IN WITNESS WHEREOF, I have hereunto set my hand to this instrument on the date first written above.


					/s/ Judith Starkey
					Judith Starkey

State of Georgia
County of Fulton

Subscribed and sworn to before me on this 24th day of September, 2014 by Judith Starkey.


/s/ Rochelle Roland     [SEAL]
Notary Public